Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Muriel Shaw

U.S. Bank National Association

1349 West Peachtree Street

Suite 1050

Atlanta, Georgia 30309

(404) 898-8822

(Name, address and telephone number of agent for service)

Windstream Corporation

(exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL OBLIGORS

Delaware	20-0792300
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)

4001 Rodney Parham Road Little Rock, Arkansas	72212-2442
(Address of principal executive offices)	(Zip Code)

7.75% Senior Notes due 2020

Guarantees of 7.75% Senior Notes Due 2020

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or

other Governing Document) and Address, Including Zip

Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices*

	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bishop Communications Corporation	Minnesota	41-1462176
Buffalo Valley Management Services, Inc.	Delaware	54-1619403
Cinergy Communications Company of Virginia	Virginia	20-8076097
Communications Sales and Leasing, Inc.	Minnesota	41-1340032
Conestoga Enterprises, Inc.	Pennsylvania	23-2565087
Conestoga Management Services, Inc.	Delaware	84-1619408
CT Cellular, Inc.	North Carolina	56-1868838
CT Communications, Inc.	North Carolina	56-1837282
CT Wireless Cable, Inc.	North Carolina	56-1952872
D&E Communications, Inc.	Delaware	27-0147149
D&E Investments, Inc.	Nevada	86-0861452
D&E Management Services, Inc.	Nevada	88-0509645
D&E Networks, Inc.	Pennsylvania	25-1780894
Equity Leasing, Inc.	Nevada	20-0810636
Gabriel Communications Finance Company	Delaware	43-1861146
Heart of the Lakes Cable Systems, Inc.	Minnesota	41-1577709
Hosted Solutions Charlotte LLC	Delaware	N/A
Hosted Solutions Raleigh LLC	Delaware	N/A
Iowa Telecom Data Services, L.C.	Iowa	74-3083835
Iowa Telecom Technologies, L.L.C.	Iowa	47-0937013
IWA Holdings, LLC	Iowa	27-3066942
IWA MN Holdings, LLC	Minnesota	27-2195435
IWA Services, LLC	Iowa	20-8346096
KDL Communications Corporation	Nevada	74-2816724
KDL Holdings, LLC	Delaware	48-1251032
Kerrville Cellular, LLC	Texas	74-2513782
Kerrville Communications Corporation	Delaware	74-2197091
Kerrville Mobile Holdings, LLC	Texas	74-3008924
Kerrville Wireless Holdings, LLC	Texas	74-3012850
Lakedale Communications, LLC	Minnesota	41-1958251
Lexcom Inc.	North Carolina	56-1942135
Norlight Telecommunications of Virginia, Inc.	Virginia	26-3497118
NuVox, Inc.	Delaware	43-1820855
Oklahoma Windstream, LLC	Oklahoma	73-0630965
PCS Licenses, Inc.	Nevada	83-0397829
Progress Place Realty Holding Company, LLC	North Carolina	27-1255466
Southwest Enhanced Network Services, LP	Delaware	75-2885419
Teleview, LLC	Georgia	58-2033040
Texas Windstream, Inc.	Texas	75-0984391
Valor Telecommunications Enterprises Finance Corp.	Delaware	20-2280110
Valor Telecommunications Enterprises II, LLC	Delaware	75-2950064
Valor Telecommunications Enterprises, LLC	Delaware	75-2884398
Valor Telecommunications Investments, LLC	Delaware	47-0902124
Valor Telecommunications of Texas, LLC d/b/a Windstream Communications Southwest	Delaware	52-2194219
Windstream Alabama, LLC	Alabama	63-0364952
Windstream Arkansas, LLC	Delaware	71-0400407
Windstream Baker Solutions, Inc.	Iowa	39-1875659
Windstream Communications Kerrville, LLC	Texas	74-0724580

Exact Name of Registrant as Specified in its Charter (or

other Governing Document) and Address, Including Zip

Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices*

	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Windstream Communications Telecom, LLC	Texas	74-2955898
Windstream CTC Internet Services, Inc.	North Carolina	52-2101328
Windstream Direct, LLC	Minnesota	41-1903994
Windstream EN-TEL, LLC	Minnesota	41-1928105
Windstream Holding of the Midwest, Inc.	Nebraska	47-0632436
Windstream Hosted Solutions, LLC	Delaware	26-1997939
Windstream Intellectual Property Services, Inc.	Delaware	26-4741090
Windstream Iowa Comm, Inc.	Iowa	42-1525756
Windstream Iowa Communications, Inc.	Delaware	27-1635465
Windstream KDL-VA, Inc.	Virginia	20-0817269
Windstream Kerrville Long Distance, LLC	Texas	74-2228603
Windstream Lakedale Link, Inc.	Minnesota	41-1815232
Windstream Lakedale, Inc.	Minnesota	41-0643917
Windstream Leasing, LLC	Delaware	27-2348873
Windstream Lexcom Entertainment, LLC	North Carolina	56-2261861
Windstream Lexcom Long Distance, LLC	North Carolina	56-2261863
Windstream Lexcom Wireless, LLC	North Carolina	56-2261865
Windstream Montezuma, Inc.	Iowa	42-0422100
Windstream Network Services of the Midwest, Inc.	Nebraska	91-1772936
Windstream NorthStar, LLC	Minnesota	27-0297987
Windstream NuVox Arkansas, Inc	Delaware	43-1830185
Windstream NuVox Illinois, Inc.	Delaware	43-1861148
Windstream NuVox Indiana, Inc.	Delaware	43-1861150
Windstream NuVox Kansas, Inc.	Delaware	43-1830186
Windstream NuVox Oklahoma, Inc	Delaware	43-1850572
Windstream Oklahoma, LLC	Delaware	71-0406211
Windstream SHAL Networks, Inc.	Minnesota	41-1701143
Windstream SHAL, LLC	Minnesota	41-1858078
Windstream South Carolina, LLC	South Carolina	57-0140680
Windstream Southwest Long Distance, LP	Delaware	75-2884847
Windstream Sugar Land, Inc.	Texas	74-0672235
Windstream Supply, LLC	Ohio	31-4359937
Wireless One of North Carolina, LLC	Delaware	56-1952876

*	The principal executive offices of, and the agent for service for, each additional registrant is c/o John P. Fletcher, Esq., Executive Vice President and General Counsel, 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, (501) 748-7000.

Item 1.	General information.

Furnish the following information as to the trustee-

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

Federal Deposit Insurance Company

Washington, D.C.

The Board of Governors of the Federal Reserve System

Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-14.	Items 3 – 14 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the “Trustee”), the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.	Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the Trustee as now in effect. (Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005)

2.	A copy of the certificate of authority of the Trustee to commence business is attached as Exhibit 2.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers is attached as Exhibit 3.

4.	A copy of the existing by-laws of the Trustee as now in effect. (Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010).

5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939,

attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2010, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 5th day of April, 2011.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw Assistant Vice President

Exhibit 2

Comptroller of the currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No.24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have
hereunto subscribed my name and caused
my seal of office to be affixed to these
presents at the Treasury Department, in the
City of Washington and District of
Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have
hereunto subscribed my name and caused
my seal of office to be affixed to these
presents at the Treasury Department, in the
City of Washington and District of
Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 5, 2011

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2010

($000’s)

12/31/2010
Assets
Cash and Balances Due From Depository Institutions	$14,487,388
Securities	51,308,254
Federal Funds	4,252,675
Loans & Lease Financing Receivables	191,819,118
Fixed Assets	5,282,543
Intangible Assets	13,055,167
Other Assets	22,054,399

Total Assets	$302,259,544

Liabilities
Deposits	$211,417,189
Fed Funds	9,951,510
Treasury Demand Notes	0
Trading Liabilities	524,005
Other Borrowed Money	33,939,855
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,839,191

Total Liabilities	$271,432,471

Equity
Minority Interest in Subsidiaries	$1,736,480
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	14,935,521

Total Equity Capital	$30,827,073

Total Liabilities and Equity Capital	$302,259,544